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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 3 to Form SB-2 Registration Statement (No. 333-5190-A) pertaining to the Thrift Management, Inc. and to the incorporation therein of our report dated March 25, 1998, with respect to the consolidated financial statements of Thrift Management, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/      Berkowitz Dick Pollack & Brant LLP
         Miami, Florida
         October 20, 1998